Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Red Rock Pictures Holdings Inc. (the “Company”) on Amendment No. 1 to Form 10-K for the year ending August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lorraine Evanoff, Principal Accounting Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.       Such amended Annual Report on Form 10-K for the year ending August 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in such amended Yearly Report on Form 10-K for the year ending August 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Red Rock Pictures Holdings Inc.

Dated:December 17, 2008

RED ROCK PICTURES HOLDINGS INC.

By: /s/ Lorraine Evanoff
Lorraine Evanoff
Principal Accounting Officer